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                                                                    EXHIBIT 5.1

                                [LETTERHEAD OF]

                          BETHLEHEM STEEL CORPORATION

                                                                 April 24, 1998

Bethlehem Steel Corporation
1170 Eighth Avenue
Bethlehem, Pennsylvania 18016

Ladies and Gentlemen:

  I am General Counsel of Bethlehem Steel Corporation, a Delaware corporation ("Bethlehem"), and I am familiar with the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act") registering shares of common stock of Bethlehem, par value $1.00 per share ("Bethlehem Common Stock"), to be issued in connection with the proposed merger (the "Merger") of Lukens Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Bethlehem ("Merger Sub"), with and into Lukens Inc., a Delaware corporation ("Lukens").

  In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including (i) Bethlehem's Restated Certificate of Incorporation and By-laws, (ii) resolutions adopted by the Board of Directors of Bethlehem on March 11, 1998, (iii) the Agreement and Plan of Merger dated as of December 15, 1997, as amended as of January 4, 1998 (the "Merger Agreement"), among Bethlehem, Lukens and Merger Sub and (iv) the Registration Statement.

  Based on the foregoing, I am of opinion that the shares of Bethlehem Common Stock to be issued in connection with the Merger have been duly and validly authorized and, when issued and delivered pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable.

  I am admitted to practice in the Commonwealth of Pennsylvania, and I express no opinion herein as to any matters governed by any law other than the law of the Commonwealth of Pennsylvania, the corporate law (including without limitation the General Corporation Law) of the State of Delaware and the Federal law of the United States of America.

  I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the proxy statement/prospectus that is part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ William H. Graham

                                          William H. Graham, Esq.
                                          General Counsel